Exhibit 99.1

FOR IMMEDIATE RELEASE

April 4, 2005

Craig R. Smith Named to Succeed G. Gilmer Minor, III,

as Chief Executive Officer of Owens & Minor;

Minor to Remain Chairman of the Board

Richmond, VA....G. Gilmer Minor, III, chairman and chief executive officer of Owens & Minor (NYSE-OMI), announced today that the company’s board of directors voted to approve a succession plan naming Craig R. Smith as the company’s next chief executive officer. The succession plan ensures the continuity, strength and integrity of the leadership of Owens & Minor.

Effective July 1, 2005, Smith, 53, will become president and chief executive officer of Owens & Minor. Currently, Smith is president and chief operating officer, a position he has held since 1999. Minor, 64, will continue to serve as chairman of the Owens & Minor board of directors.

“I have served the company for 42 wonderful years, 21 of those as chief executive officer,” said Minor. “It’s time now to turn the CEO responsibilities over to Craig Smith, whom I have been counting on to inherit this role and lead the company to greater heights. Since Craig was promoted to president and chief operating officer in 1999 the company has flourished and has never been stronger than it is today. Craig has put together a very talented, experienced and energetic team to continue to move the ball forward. By choice, I am committed to the timing of this change – Craig is ready and so am I. It’s a great day for Owens & Minor. As chairman I will concentrate on the business of the board in our ever changing economy and be available to Craig to assist in industry matters, teammate visits, and customer and supplier relations. I will always be involved with the company, just from a different perspective now. Craig will make an excellent CEO and I am proud of him and very happy for the O&M team.”

Commenting on his new assignment at Owens & Minor, Smith said, “I am deeply honored by the confidence the board and Gil Minor have shown in me, and I look forward to taking on this role for Owens & Minor. We are very fortunate to have a strong leadership team of experienced veterans and innovative newcomers supporting our organization as we take it to the next level. Owens & Minor will continue to focus on a tradition of exceptional customer service, doing business with an open-book philosophy, and making a commitment to the well-being of our teammates. I also look forward to working closely with our board of directors and our Chairman, Gil Minor, who has been a great teacher and mentor for me.”

Owens & Minor

April 4, 2005

Once the leadership transition takes place on July 1, 2005, each of the members of the Owens & Minor’s senior leadership team will report to Smith. New reporting relationships include: Grace den Hartog, senior vice president, general counsel and corporate secretary; and Jeffrey Kaczka, senior vice president and chief financial officer. Existing reporting relationships include: Charles C. Colpo, senior vice president, operations and technology; Scott W. Perkins, senior vice president, sales and distribution; Erika T. Davis, senior vice president, human resources; and Mark A. Van Sumeren, senior vice president, OMSolutionsSM.

As a result of Smith’s new role at Owens & Minor, Colpo will assume additional responsibilities as senior vice president, operations and technology. Colpo, 47, who joined the company in 1981, has served as senior vice president, operations since 1999. In addition to oversight of company operations, supplier relations, supply chain management, product development, category management and a Six Sigma effort, Colpo will assume leadership of the company’s newly formed profitability management team and the company’s information technology team. Also, as previously announced, Perkins, senior vice president, sales and distribution, oversees the company’s four regional vice presidents, who have responsibility for sales and management in the company’s 42 distribution centers nationwide. Perkins, 48, who was promoted to this position in November 2004, also assumed responsibility for the corporate sales and marketing teams for the company.

Minor joined Owens & Minor in 1963, serving the company throughout his career in a variety of sales, operations and management roles. He was named president in 1981 and chief executive officer in 1984. In May 1994, Minor was elected chairman of the board. Minor relinquished the president’s title to Smith in 1999. After graduating from the Virginia Military Institute with a BA in History in 1963, Minor received a Masters of Business Administration from The Colgate Darden School of Business Administration at the University of Virginia. Minor is active in a variety of civic and charitable organizations. He is a vice president of the board of visitors at the Virginia Military Institute. He is chairman of the board of trustees of the Virginia Health Care Foundation and a member of the advisory board of The University of Virginia School of Nursing. He serves on the board of directors of SunTrust Banks, and is chairman of the board of Owens & Minor. In 1998, Minor received the United Negro College Fund’s Flame Bearer of Education Award. He was recognized as Virginia Industrialist of the Year in 2001, inducted into the 2003 Greater Richmond Business Hall of Fame, and awarded the 2004 National Healthcare Award from B’nai B’rith International.

In reflecting on his future plans, Minor said, “In addition to my role as chairman, I plan to stay busy by getting more involved with my alma mater, the Virginia Military Institute, where I currently serve as a vice president of the board of visitors. I would also like to coach a little league baseball team again and do some writing and teaching about integrity and ethics in all walks of life and the building of a positive culture in the workplace. I want to travel some with my wife and family and spend more time with my grandchildren, ages 10, 8 and 2, and with my dog, Brownie.

Owens & Minor

April 4, 2005

“Owens & Minor has been my entire working life and I have enjoyed every minute of helping to grow our business, even through the tough times that tested us all,” Minor added. “I love our teammates, I love the culture and the character of Owens & Minor, and I love our customers and suppliers who trust us and are truly partners. There has never been a day I haven’t enjoyed coming to work. Our culture is strong and our determination for success even stronger. Sure this is going to feel different for awhile. Change always does. But our company has always been about change since we began in 1882. We thrive on change and will be stronger in the future for it. Craig is a wonderful leader and will make a great CEO.”

Smith, who was named President and Chief Operating Officer in 1999, joined Owens & Minor in 1989 as the Los Angeles division vice president. He then served as group vice president, western region; senior vice president, distribution and information systems; and executive vice president, distribution and information systems. He was promoted to executive vice president and chief operating officer in 1995. Prior to joining Owens & Minor, Smith was the Los Angeles Division operations manager for National Healthcare, a company Owens & Minor acquired in 1989. Before that, he served in a variety of sales and operations positions with Bergen Medical Supply. A native of California, Smith has a Bachelor of History degree from the University of Southern California. He also completed the executive program at the Colgate Darden School of Business Administration at the University of Virginia. Smith is an active volunteer in his community and industry. He is a member of the board of trustees of the National Committee for Quality Healthcare. He is a member of the board of visitors for Saint Gertrude High School, Richmond, Virginia, and also a member of the board of directors of Imagistics International Inc., a leading provider of document imaging solutions.

Owens & Minor, Inc., (NYSE: OMI) a FORTUNE 500 company headquartered in Richmond, Virginia, is the leading distributor of national name-brand medical and surgical supplies and a healthcare supply chain management company. With a diverse product and service offering and distribution centers throughout the United States, the company serves hospitals, integrated healthcare systems, alternate care locations, group purchasing organizations, the federal government and consumers. Owens & Minor provides technology and consulting programs that enable healthcare providers to maximize efficiency and cost-effectiveness in materials purchasing, improve inventory management and streamline logistics across the entire medical supply chain—from origin of product to patient bedside. The company also has established itself as a leader in the development and use of technology. For news releases, or for more information about Owens & Minor, visit the company Web site at www.owens-minor.com.

Contact: Trudi Allcott, Manager, Investor Communications 804-935-4291; truitt.allcott@owens-minor.com